UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2017

THE PULSE BEVERAGE CORPORATION

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(Exact name of registrant as specified in its charter)

Nevada	000-53586	36-4691531
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(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

11678 N. Huron Street

Northglenn, CO 80234

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(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (720) 382-5476

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N/A

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(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01 Regulation FD Disclosure

(See Item 8.01 below incorporated herein by reference)

Item 8.01 Other Events

On May 02, 2017 the Company released its Company Profile to be used to familiarize shareholders, prospective shareholders, vendors, customers and other interested parties in the Company and its prospects. The information contained in the Company Profile is information that has been previously disclosed by the Company in its public filings and press releases.

This Company Summary includes “forward-looking statements”. All statement other than statements of historical fact, regarding the Company’s business plans, objectives and expectations, and other matters, are forward-looking statements. Although Management believes the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. All information herein is expressly qualified by reference to more complete information in the Company’s SEC filings, which should be reviewed by potential investors.

Item 9.01 Exhibits

(d)       Exhibits.

Exhibit No.	Description

(11) Company Information	COMPANY PROFILE Issued by Registrant on May 01, 2017

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 01, 2017

THE PULSE BEVERAGE CORPORATION

By: /s/ Robert E. Yates
----------------------------------- Robert E. Yates, Chief Executive Officer